Exhibit 99.1
Kaiser Aluminum Corporation Announces
Agreement to Purchase Assets of Alexco, LLC
FOOTHILL RANCH, Calif., October 13, 2010 — Kaiser Aluminum Corporation (NASDAQ:KALU) today announced it has entered into a definitive agreement to purchase substantially all of the assets of Alexco, LLC, a manufacturer of hard alloy extrusions for the aerospace industry based in Chandler, Arizona. The Company intends to fund the purchase price of approximately $90 million with existing cash on hand. The transaction is anticipated to close in December, 2010 subject to satisfaction of closing conditions, including receipt of third party consents.
“Alexco is a well-established supplier of aerospace extrusions which will position Kaiser Aluminum in a significant market segment that provides a natural complement to our current offering of sheet, plate, cold finish and drawn tube products for aerospace applications. The facility will continue to be operated by its strong and experienced management team that has built a solid track record for steady, profitable growth over the past decade,” said Jack A. Hockema, Kaiser Aluminum President, Chief Executive Officer and Chairman. “We look forward to completing the transaction and welcoming the Alexco employees to the Kaiser team. With a solid market presence and a strong balance sheet, we also look forward to capturing increased potential as the business is integrated into Kaiser Aluminum,” concluded Mr. Hockema.
Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P SmallCap 600® index.
Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.
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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) the Company’s ability to successfully complete its due diligence in regard to the proposed acquisition, (b) the satisfaction of the conditions to closing, including the receipt of third party consents, (c) the Company’s ability to integrate acquired operations, continue to realize manufacturing efficiencies and remain a low cost producer, (d) the Company’s ability to successfully identify and execute its long term strategic growth initiatives and internal and external growth opportunities; and (e) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2009 and Current Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2010. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757
Public Relations Contact:
Dave Quast
FD
(646) 421-5341